Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Representations and Warranties” in the Combined Information Statement/Prospectus of Hartford Global Growth HLS Fund, Hartford Disciplined Equity HLS Fund, Hartford MidCap Value HLS Fund, Hartford MidCap HLS Fund, Hartford Value HLS Fund, Hartford Dividend and Growth HLS Fund, Hartford High Yield HLS Fund, Hartford Total Return Bond HLS Fund, and Hartford Ultrashort Bond HLS Fund (each a series of Hartford Series Fund, Inc.) and Hartford Growth Opportunities HLS Fund, Hartford MidCap Growth HLS Fund, and Hartford U.S. Government Securities HLS Fund (each a series of Hartford HLS Series Fund II, Inc., and, collectively, the “Funds”) included in this Registration Statement (Form N-14) of Hartford Series Fund, Inc., and the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information dated May 1, 2020, incorporated by reference in this Registration Statement, and the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information for Class IC shares of Hartford Disciplined Equity HLS Fund dated June 23, 2020, incorporated by reference in this Registration Statement (Form N-14), and to the incorporation by reference in this Registration Statement (Form N-14) of our reports dated February 25, 2020, on the financial statements and financial highlights included in the Funds’ 2019 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 24, 2020